Exhibit 10.3

Lexmark International, Inc.
Stock Incentive Plan

2013 Performance-Based Restricted Stock Unit Award Notice

This Award Notice evidences the award of performance-based restricted stock units (each, a “Performance RSU” or collectively, the “Performance RSUs”) that have been granted to you, [NAME], by Lexmark International, Inc., a Delaware corporation (the “Company”), subject to and conditioned upon your agreement to the terms of the attached Performance-Based Restricted Stock Unit Award Agreement (the “Agreement”).  The Performance RSUs and any associated Dividend Equivalent Units (“DEUs”) are granted under the Lexmark International, Inc. Stock Incentive Plan (the “Plan”), and represent the Company’s unfunded and unsecured promise to issue shares of the Company’s Common Stock at a future date, subject to the terms of this Award Notice, the Agreement and the Plan.

The number of Performance RSUs awarded to you, the performance measure to earn Performance RSUs, and the vesting schedule for earned Performance RSUs are specified below.  This Award Notice constitutes part of, and is subject to the terms and provisions of, the Agreement and the Plan, which are incorporated by reference herein.  Capitalized terms used but not defined in this Award Notice shall have the meanings set forth in the Agreement or in the Plan.

Grant Date:	March 8, 2013
Number of Performance RSUs at Target:	[ # ], subject to adjustment as provided under Section 5.4 of the Plan.

Minimum	Target	Maximum
50%	100%	200%

Performance Measure:	Services and Software Revenue (including pro forma pre-acquisition revenue of companies acquired during the performance period)

Minimum	Target	Maximum
X	X	X

Performance Period:	January 1, 2013 to December 31, 2013
Service Condition to Earn Performance RSUs:
You must be employed on the last day of the Performance Period (December 31, 2013) to earn Performance RSUs.  If you have a termination of employment during the Performance Period for any reason, you shall forfeit the Performance RSUs.

Determination of Earned Performance RSUs:
As soon as practicable after the end of the Performance Period, the Compensation and Pension Committee (the “Committee”) intends to review and approve the Company’s business results and certify the level of achievement of the Performance Measure. Performance RSUs will be earned if, and to the extent, the Performance Measure has been achieved. The Committee may use its sole discretion to determine whether the number of earned Performance RSUs shall be reduced, based on any factors it may deem appropriate.

Vesting Schedule for Earned Performance RSUs:
Subject to the provisions of the Agreement and the Plan and provided that you remain continuously employed by the Company or one of its Subsidiaries through the respective vesting dates, set forth below, any earned Performance RSUs and associated DEUs shall become vested as follows:

Vesting Dates	% of Earned Performance RSUs
February 24, 2014	34%
February 24, 2015	33%
February 24, 2016	33%

Settlement Date:
For each earned Performance RSU and associated DEU settlement (i.e., one share of the Company’s Common Stock will be issued for each vested earned Performance RSU and associated DEU) will occur on (i) the date on which such Performance RSU and associated DEU becomes vested in accordance with the Vesting Schedule, set forth above, or (ii) on such other date as set forth in this Award Notice, the Agreement, or the Plan.

Acceleration Events:
If a Change in Control occurs during the Performance Period, a pro-rata portion of the Performance RSUs will be deemed earned based on the greater of Target or actual achievement of the Performance Measure as of the date of the Change in Control, and the earned Performance RSUs shall become 100% vested and settled as of such date.

After the Performance Period has ended, any earned Performance RSUs and associated DEUs shall become 100% vested upon the earliest to occur of: (i) your termination of employment with the Company or one of its Subsidiaries as a result of your death or Disability, or (ii) in accordance with Section 10 of the Plan, upon a Change in Control of the Company prior to your termination of employment with the Company or one of its Subsidiaries.  If, at the time of your termination of employment, you are eligible for Retirement (as defined in the Agreement), any earned Performance RSUs and associated DEUs shall continue to become vested on the Vesting Dates set forth in the Table above.

Any Performance RSUs that become vested pursuant to an acceleration event (other than a Change in Control during the Performance Period) shall be settled on the later of the date of the acceleration event or the first vesting date set forth above.

Forfeiture of Award:
By accepting the award of Performance RSUs, you acknowledge that this award has been granted to you as an incentive to remain employed by the Company or one of its Subsidiaries, and that if you violate the provisions set forth in Section 1(d) of the Agreement or the Company’s Executive Compensation Recovery Policy, you (i) shall forfeit any unsettled earned or unearned Performance RSUs and any associated DEUs, and (ii) shall be required to immediately repay to the Company, an amount equal to the value realized from the settlement of any earned Performance RSUs and any associated DEUs during the period set forth in Section 1(d) of the Agreement or the Recovery Period set forth in the Company’s Executive Compensation Recovery Policy, as applicable.

2

PERFORMANCE-BASED RESTRICTED STOCK UNIT
AWARD AGREEMENT

pursuant to

LEXMARK INTERNATIONAL, INC.
STOCK INCENTIVE PLAN

This PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (the "Agreement") between Lexmark International, Inc., a Delaware corporation (the "Company"), and the person specified on the signature page hereof (the “Grantee”) is entered into as of the Grant Date specified on the attached Performance-Based Restricted Stock Unit Award Notice (the “Award Notice”) pursuant to the Lexmark International, Inc. Stock Incentive Plan, as the same may be amended from time to time (the "Plan").  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Plan or in the Award Notice, as applicable.

WHEREAS, the Committee has determined that it would be to the advantage and in the interest of the Company to grant performance-based restricted stock units to the Grantee as an inducement to the Grantee to remain in the service of the Company and the Subsidiaries and as an incentive to the Grantee to devote his or her best efforts and dedication to the performance of such services and to maximize shareholder value; and

WHEREAS, the Grantee desires to accept from the Company the grant of the performance-based restricted stock units, as set forth in the Award Notice, subject to the terms and conditions of this Agreement, the Award Notice and the Plan.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth in this Agreement, the Award Notice and the Plan, the parties hereto hereby covenant and agree as follows:

1.	Performance-Based Restricted Stock Unit Award.

(a)
Performance-Based Restricted Stock Unit Award.  The Company hereby grants to the Grantee, effective as of the Grant Date, a target number of performance-based restricted stock units, as set forth in the Award Notice, each representing the Grantee's right to receive one share of Common Stock, subject to the achievement of the Performance Measure(s), at the time or times provided for in the Award Notice, and subject to the terms and conditions set forth in this Agreement, the Award Notice and the Plan (the "Performance RSUs”).

(b)
Stock Incentive Plan.  This Agreement is subject in all respects to the terms of the Plan, all of which terms are made a part of and incorporated in this Agreement by reference.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.  The Grantee hereby acknowledges receipt of a copy of the Plan, either with this Performance RSU Award Agreement or a prior Incentive Award made under the Plan, and agrees to comply with and be bound by all of the terms and conditions thereof.  Copies of the Plan may also be obtained from the Vice President of Human Resources, at any time.

(c)
Establishment of Account.  No shares of Common Stock will be issued on the Grant Date of the Performance RSUs and the Company shall not be required to set aside a fund for the settlement of any such Performance RSUs.  The Company will establish a separate bookkeeping account for the Grantee and will record in such account the number of Performance RSUs awarded to the Grantee, and, to the extent applicable, the number of Performance RSUs earned by the Grantee, if any, after the Performance Period has ended, and the number of Dividend Equivalent Units (“DEUs”) as provided for in Section 4(b) hereof.

(d)
Forfeiture.  In accepting this grant of Performance RSUs, the Grantee acknowledges that the Performance RSUs have been granted as an incentive to the Grantee to remain employed by the Company or any Subsidiary and to exert his or her best efforts to enhance the value of the Company or any Subsidiary over the long-term.  Accordingly, the Grantee agrees that if he or she (i) within 12 months following termination of employment with the Company or any Subsidiary, accepts employment with a competitor of the Company or any Subsidiary or otherwise engages in competition with the Company or any Subsidiary, (ii) within 36 months following termination of employment with the Company or any Subsidiary, directly or indirectly, disrupts, damages, interferes or otherwise acts against the interests of the Company or any Subsidiary, including, but not limited to, recruiting, soliciting or employing, or encouraging or assisting his or her new employer or any other person or entity to recruit, solicit or employ, any employee of the Company or any Subsidiary without the Company’s prior written consent, which may be withheld in its sole discretion, (iii) within 36 months following termination of employment with the Company, or any Subsidiary, disparages, criticizes, or otherwise makes any derogatory statements regarding the Company or any Subsidiary or their directors, officers or employees, or (iv) discloses or otherwise misuses confidential information or material of the Company or any Subsidiary, each of these constituting a harmful action, then any unsettled earned or unearned Performance RSUs and any associated DEUs shall be canceled immediately (unless canceled earlier by operation of another term of this Agreement) and the Grantee shall immediately repay to the Company an amount equal to the value of the earned and settled Performance RSUs and any associated DEUs (represented by the closing market price on the applicable Vesting Dates (as set forth in the Award Notice) multiplied by the number of earned Performance RSUs and any associated DEUs vested on such Vesting Dates, without regard to any subsequent market price decrease or increase) realized by the Grantee from the vesting of any earned Performance RSUs and any associated DEUs within 18 months preceding the earlier of (w) the commitment of any such harmful action and (x) the Grantee's termination of employment with the Company and its Subsidiaries; and through the later of (y) 18 months following the commitment of any such harmful action and (z) such period as it takes the Company to discover such harmful action.  In addition, the Grantee acknowledges that, if he or she is a “Covered Employee” subject to the Company’s Executive Compensation Recovery Policy (the “Recovery Policy”) and engages in “Prohibited Activity,” that the unsettled earned or unearned Performance RSUs and any associated DEUs shall be canceled immediately and the Grantee shall immediately repay the “Equity Gains” realized by the Grantee during the “Recovery Period,” as such terms are defined in the Recovery Policy.  The Grantee agrees that the Company or any of its Subsidiaries has the right to deduct from any amounts the Company or any of its Subsidiaries may owe the Grantee from time to time (including amounts owed to the Grantee as wages or other compensation, fringe benefits or vacation pay, as well as any other amounts owed to the Grantee by the Company or any of its Subsidiaries), the amounts the Grantee owes the Company or any of its Subsidiaries.  The Committee shall have the right, in its sole discretion, not to enforce the provisions of this paragraph with respect to the Grantee.

Grantee agrees to be fully liable for any breach of this above described covenant, promise and agreement.  Grantee agrees to reimburse the Company for all costs and expenses, including attorneys’ fees, incurred by the Company in enforcing the obligations of Grantee.  This entire provision shall survive the termination of the Agreement and, in no manner, shall the remedies described herein be considered as the Company’s exclusive or entire remedy for Grantee’s breach, non-compliance or violation of any other agreement that Grantee may have entered into with the Company.

2.      Earning Performance RSUs. As soon as practicable after the end of the Performance Period, as set forth in the Award Notice, the Committee shall review and approve the Company’s business results and certify the level of achievement of the Performance Measure(s), as set forth in the Award Notice.  Provided the Grantee is employed on the last day of the Performance Period, and to the extent that the Performance Measure(s) have been achieved, a number of Performance RSUs will be deemed earned based on the level of attainment of each Performance Measure.  Settlement of the earned Performance RSUs is subject to the Grantee’s continued employment through the Vesting Dates, as set forth in Section 3(a).  The Committee may use its sole discretion to determine whether the number of earned Performance RSUs shall be reduced, based on any factors it may deem appropriate.  If a Change in Control occurs during the Performance Period, a pro-rata portion of the Performance RSUs will be deemed earned based on the greater of Target, as set forth in the Award Notice, or the actual achievement of the Performance Measure(s) as of the effective date of the Change in Control.

3.      Vesting of Earned Performance RSUs.

(a)
Vesting.  The earned Performance RSUs and any associated DEUs shall become vested in such amounts and on such Vesting Dates as set forth in the Award Notice, subject to the Grantee’s continuous employment with the Company or a Subsidiary from the Grant Date to the applicable Vesting Date.  To the extent vesting would result in the settlement of a fractional number of earned Performance RSUs or DEUs, the number shall be rounded to a whole number, but shall not exceed the total number of earned Performance RSUs or associated DEUs, as determined by the Committee.

(b)
Acceleration.  The Committee may, in its discretion, accelerate the vesting of all or any portion of the Performance RSUs and any associated DEUs or waive any conditions to the vesting of such Performance RSUs and any associated DEUs.

(c)
Termination of Employment during the Performance Period.  In the event of the Grantee's termination of employment with the Company and its Subsidiaries for any reason during the Performance Period, the Grantee shall immediately forfeit all rights with respect to the Performance RSUs.

(d)
Termination of Employment after the end of the Performance Period.  In the event of the Grantee’s termination of employment with the Company and its Subsidiaries for any reason, other than death, Disability, or Retirement, after the end of the Performance Period, the Grantee shall immediately forfeit all rights with respect to any earned Performance RSUsand associated DEUs which have not yet vested in accordance with the terms of the Award Notice, this Agreement or the Plan.   After the Performance Period has ended, any earned Performance RSUs and associated DEUs shall become 100% vested upon the Grantee’s termination of employment with the Company and its Subsidiaries as a result of the Grantee’s death or Disability. If, at the time of the Grantee’s termination of employment with the Company and its Subsidiaries after the end of the Performance Period, the Grantee is eligible for Retirement, the Performance RSUs and associated DEUs shall continue to become vested on the Vesting Dates as set forth in the Award Notice. For purposes of this Agreement, Retirement means termination of employment on or after the date to the Grantee attains age (i) 65 or (ii) age 55, provided the Grantee has 15 years of continuous service with the Company and its Subsidiaries..

4.	Settlement of Performance RSUs.

(a)
Settlement.  On, or as soon as reasonably practicable after, a Vesting Date, or such other date as set forth in the Award Notice or this Agreement, subject to Section 5 hereof, the Company shall direct its stock transfer agent to make (or to cause to be made) an appropriate book entry in the Company's stock transfer books and records reflecting the transfer to the Grantee, and the Grantee's ownership, of one share of Common Stock for each earned Performance RSU and any associated DEU, that has vested and is scheduled to become settled on such Vesting Date.  Upon the Grantee's request, subject to Section 5 hereof, the Company shall deliver to the Grantee a stock certificate registered in the Grantee's name and representing such number of shares of Common Stock free and clear of all restrictions except any that may be imposed by law.   No payment will be required to be made by the Grantee upon the delivery of such shares of Common Stock, except as otherwise provided in Section 5 of the Agreement.

(b)
Dividend Equivalent Units.  Unless otherwise determined by the Committee, during the period following the Performance Period and prior to a Vesting Date, the Company will credit to the bookkeeping account of the Grantee a number of DEUs in an amount equal to (i) the dividend amount per share of Common Stock multiplied by the number of earned Performance RSUs outstanding under this Agreement as of the dividend record date, divided by (ii) the closing price of Common Stock on the dividend payment date, rounded down to the nearest whole share.  DEUs in respect of earned Performance RSUs that shall have become vested on the applicable Vesting Date shall be payable to the Grantee on such Vesting Date in accordance with Section 4(a).

(c)
Restrictions on Sale upon Public Offering.  The Grantee hereby agrees that, notwithstanding the vesting of the earned Performance RSUs and any associated DEUs pursuant to Section 3(a) of this Agreement or the transfer of the shares of Common Stock covered thereby to the Grantee pursuant to Section 4(a) hereof, the Grantee will not effect any public sale or distribution of any of such shares of Common Stock during the 20-day period prior to and the 180-day period following the effective date of any registration statement hereinafter filed by the Company under the Securities Act of 1933, as amended, with respect to any underwritten public offering of any shares of the Company's capital stock (other than as part of such underwritten public offering).

5.
Tax Withholding.  The delivery of any directions to the Company's stock transfer agent or any certificates for shares of Common Stock pursuant to Section 4 shall not be made unless and until the Grantee, or, if applicable, the Grantee's beneficiary or estate, has made appropriate arrangements for the payment to the Company of an amount sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other tax requirements, as determined by the Company.  To satisfy the Grantee's applicable withholding and other tax requirements, the Company may, in its sole discretion, (i) withhold a number of shares of Common Stock having an aggregate Fair Market Value on the Vesting Date equal to the applicable amount of such withholding and other tax requirements or (ii) require the Grantee to sell a number of shares of Common Stock having at least a value sufficient to meet the applicable amount of such withholding and other tax requirements to account for rounding and market fluctuations, subject to any rules adopted by the Committee or required to ensure compliance with applicable law, including, but not limited to, Section 16 of the Securities Exchange Act of 1934, as amended.  Shares required to be sold to satisfy the Grantee’s applicable withholding and other tax requirements may be sold as part of a block trade with the Grantee receiving an average price.  Any cash payment made pursuant to Section 4 shall be made net of any amounts required to be withheld or paid with respect thereto (and with respect to any shares of Common Stock delivered contemporaneously therewith) under any applicable U.S. federal, state and local and non-U.S. tax withholding and other tax requirements.

6.
Transferability.  Unless otherwise provided in accordance with the provisions of the Plan, the Performance RSUs and any associated DEUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Grantee, other than by will or the laws of descent and distribution.  The term "Grantee" as used in this Agreement shall include any permitted transferee of the Performance RSUs and any associated DEUs.

7.	Adjustment in Capitalization.

(a)
The aggregate number of shares of Common Stock covered by the Performance RSUs and any associated DEUs granted hereunder shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event.

(b)
Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received or credited to the account of the Grantee with respect to the Performance RSUs and any associated DEUs as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as otherwise provided by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to the Performance RSUs and any associated DEUs with respect to which such shares, cash or other property is received or so credited and stock certificate(s), if any, representing or evidencing any shares of stock or other property so received shall be legended as appropriate.

8.
Preemption by Applicable Laws and Regulations.  Notwithstanding anything in the Plan or this Agreement to the contrary, the issuance of shares of Common Stock hereunder shall be subject to compliance with all applicable U.S. federal, state and non-U.S. securities laws.  Without limiting the foregoing, if any law, regulation or requirement of any governmental authority having jurisdiction shall require either the Company or the Grantee (or the Grantee's beneficiary or estate) to take any action in connection with the issuance of any shares of Common Stock hereunder, the issuance of such shares shall be deferred until such action shall have been taken to the satisfaction of the Company.

9.
Interpretation; Construction.  All of the powers and authority conferred upon the Committee pursuant to any term of the Plan or the Agreement shall be exercised by the Committee, in its sole discretion.  All determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan or the Agreement shall be final, binding and conclusive for all purposes and upon all persons and, in the event of any judicial review thereof, shall be overturned only if arbitrary and capricious.  The Committee may consult with legal counsel, who may be counsel to the Company or any Subsidiary, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

10.
Amendment.  The Committee shall have the right, in its sole discretion, to alter or amend this Agreement, from time to time, as provided in the Plan in any manner for the purpose of promoting the objectives of the Plan, provided that no such amendment shall impair the Grantee's rights under this Agreement without the Grantee's consent.  Subject to the preceding sentence, any alteration or amendment of this Agreement by the Committee shall, upon adoption thereof by the Committee, become and be binding and conclusive on all persons affected thereby without requirement for consent or other action with respect thereto by any such person.  Notwithstanding any other provision of this Agreement or the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of the Grantee, amend this Agreement, to take effect retroactively or otherwise, as it may deem necessary or advisable for the purpose of conforming the Agreement to any present or future law, regulation or rule applicable to this Agreement or the Plan.  The Company shall give written notice to the Grantee of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof.  This Agreement may also be amended by a writing signed by both the Company and the Grantee.

11.	No Rights as a Stockholder. The Grantee shall have no rights as a stockholder with respect to the Performance RSUs and any associated DEUs prior to the date as of which the shares of Common Stock covered thereby are transferred to the Grantee in accordance with Section 4(a) hereof.

12.	No Guarantee of Employment or Future Incentive Awards. Nothing in the Plan or this Agreement shall be deemed to:

(a)	interfere with or limit in any way the right of the Company or any Subsidiary to terminate Grantee’s employment at any time and for any reason, with or without cause;

(b)	confer upon Grantee any right to continue in the employ of the Company or any Subsidiary; and

(c)	provide Grantee the right to receive any Incentive Awards under the Plan in the future or any other benefits the Company may provide to some or all of its employees.

13.	Miscellaneous.

(a)
Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Grantee, as the case may be, at the following addresses or to such other address as the Company or the Grantee, as the case may be, shall specify by notice to the others delivered in accordance with this Section 13(a):

(i)	if to the Company, to it at:

One Lexmark Centre Drive
740 West New Circle Road
Lexington, KY 40550
Attention: Secretary

(ii)	if to the Grantee, to the Grantee at the address set forth on the signature page hereof.

All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

(b)
Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c)
Waiver.  Any party hereto may by written notice to the other party (i) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other party under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

(d)
Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other party.

(e)
Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws and excluding any conflict or choice of law rule or principle that may otherwise refer construction or interpretation of the Plan or this Agreement to the substantive law of another jurisdiction.

(f)
Jurisdiction.  The Grantee hereby irrevocably and unconditionally submits to the jurisdiction and venue of the state courts of the Commonwealth of Kentucky and of the United States District Court of the Eastern District of Kentucky located in Fayette County, Kentucky, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in such Kentucky state or United States federal courts located in such jurisdiction.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Grantee further agrees that any action related to, or arising out of, this Agreement shall only be brought by Grantee exclusively in the federal and state courts located in Fayette County, Kentucky.  Nothing in this Agreement shall affect any right that the Company may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(g)
Severability.  If any provision of this Agreement or the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Agreement or the Plan, and the Agreement and the Plan shall be construed and enforced as if such provision had not been included.

(h)
Survival.  Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive any termination or expiration of this Agreement and continue in full force and effect.

(i)
Internal Revenue Code Section 409A.  It is intended that the settlement of the Performance RSUs and any associated DEUs shall constitute a “short-term deferral” for purposes of Section 409A of the Code and the Treasury Department regulations and other interpretive guidance issued thereunder, or as otherwise exempt from the provisions of Section 409A of the Code. To the extent any portion of the settlement of the Performance RSUs and any associated DEUs cannot be so characterized, this Agreement shall be interpreted and construed in compliance with Section 409A of the Code and Treasury Department regulations and other interpretive guidance issued thereunder, including the restriction that payments made to a “specified employee” (within the meaning of Section 409A of the Code) on account of a termination of employment shall be delayed for six months and one day from the date of termination.

(j)	Section and Other Headings, Etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(k)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

*           *           *           *           *

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement, effective as of the Grant Date.

LEXMARK INTERNATIONAL, INC.

By:  __________________________________________________
Jeri L. Isbell
Vice President of Human Resources

GRANTEE:

By:  __________________________________________________
(Sign Here)

Address of the Grantee:

______________________________________________________

______________________________________________________

Designation of Beneficiary

In the event of my death, I hereby designate the following person(s), as my beneficiary, to receive any unsettled earned Performance RSUs and any associated DEUs that become vested upon my death pursuant to this Agreement.  I acknowledge that if I fail to designate a beneficiary, below, that any unsettled earned Performance RSUs and any associated DEUs that become vested upon my death shall be paid to my estate.

____________________________________________
                         Beneficiary Name